AZ Tax Exempt Income, May 31, 2005, annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2005, Putnam Management has
assumed $12,042 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	3,568
		Class B	572

72DD2		Class M	51

73A1		Class A	0.3768
		Class B	0.3161

74A2		Class M	0.3496

74U1		Class A	9,086
		Class B	1,469

74U2		Class M	149

74V1		Class A	9.39
		Class B	9.38

74V2		Class M	9.40